Term Sheet To prospectus dated December 1, 2005, prospectus supplement dated October 12, 2006 and product supplement no. 34-VI dated February 28, 2008	Term Sheet to Product Supplement No. 34-VI Registration Statement No. 333-130051 Dated August 28, 2008; Rule 433

Structured Investments	JPMorgan Chase & Co. $ Reverse Exchangeable Notes due September 11, 2009 Each Linked to the Common Stock of a Different Single Reference Stock Issuer

General

  This term sheet relates to four (4) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. You may participate in any of the four (4) note offerings or, at your election, in two or more of the offerings. This term sheet does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Stocks described below.
  The notes are designed for investors who seek an interest rate that is higher than the current dividend yield on the applicable Reference Stock or the yield on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning the common stock of the applicable Reference Stock issuer, and be willing to lose some or all of their principal at maturity.
  Investing in the notes is not equivalent to investing in the shares of an issuer of any of the Reference Stocks.
  Each issue of offered notes will pay interest monthly at the fixed rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Share Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Share Price by more than the applicable Protection Amount during the Monitoring Period, as described below.
  Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof), in each case, together with any accrued and unpaid interest, as described below.
  Minimum denominations of $1,000 and integral multiples thereof.

Key Terms

Payment at Maturity:

The payment at maturity, in excess of any accrued and unpaid interest, is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 principal amount note, plus any accrued and unpaid interest at maturity, unless:

(1) the applicable Final Share Price is less than the applicable Initial Share Price; and
(2) on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount.
If the conditions described in both (1) and (2) are satisfied, at maturity you will receive, in addition to any accrued and unpaid interest, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Value thereof). Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Value thereof will most likely be substantially less than the principal amount of your notes, and may be zero.
Maturity Date:	September 11, 2009*
Pricing Date:	On or about September 9, 2008
Settlement Date:	On or about September 12, 2008
Observation Date:	September 8, 2009*
Interest Payment Dates:

Interest on the notes will be payable monthly in arrears on the 12th calendar day of each month, except for the final interest payment, which will be payable on the Maturity Date (each such date, an “Interest Payment Date”), commencing October 12, 2008, to and including the Interest Payment Date corresponding to the Maturity Date. See “Selected Purchase Considerations — Monthly Interest Payments” in this term sheet for more information.

Monitoring Period:	The period from the Pricing Date to and including the Observation Date.
Physical Delivery Amount:	The number of shares of the applicable Reference Stock, per $1,000 principal amount note, equal to $1,000 divided by the applicable Initial Share Price, subject to adjustments.
Cash Value:

For each Reference Stock, the amount in cash equal to the product of (1) $1,000 divided by the Initial Share Price of such Reference Stock and (2) the Final Share Price of such Reference Stock, subject to adjustments.

Initial Share Price:

The closing price of the applicable Reference Stock on the Pricing Date. The Initial Share Price is subject to adjustments in certain circumstances. See “Description of Notes — Payment at Maturity” and “General Terms of Notes — Anti-dilution Adjustments” in the accompanying product supplement no. 34-VI for further information about these adjustments.

Final Share Price:	The closing price of the applicable Reference Stock on the Observation Date.

									Approximate Tax Allocation of Monthly Coupon†
	Page Number	Ticker Symbol	Principal Amount	Interest Rate	Protection Amount	Initial Share Price	CUSIP	Approximate Monthly Coupon	Interest on Deposit	Put Premium
Apple Inc.	TS-4	AAPL		10.75% per annum	35.00% of the Initial Share Price		48123LNJ9	$8.96	29.67%	70.33%
Peabody Energy Corporation	TS-6	BTU		11.00% per annum	50.00% of the Initial Share Price		48123LNK6	$9.17	29.00%	71.00%
The Goldman Sachs Group, Inc.	TS-8	GS		10.00% per annum	40.00% of the Initial Share Price		48123LNL4	$8.33	31.90%	68.10%
Research In Motion Limited	TS-10	RIMM		10.10% per annum	50.00% of the Initial Share Price		48123LNM2	$8.42	31.58%	68.42%
*	Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at Maturity” in the accompanying product supplement no. 34-VI.
†

Based on one reasonable treatment of the notes, as described herein under “Selected Purchase Considerations — Tax Treatment as a Unit Comprising a Put Option and a Deposit” and in the accompanying product supplement no. 34-VI under “Certain U.S. Federal Income Tax Consequences” on page PS-28. The allocations presented herein were determined as of August 27, 2008; the actual allocations will be determined as of the Pricing Date and may differ.

Investing in the Reverse Exchangeable Notes involves a number of risks. See “Risk Factors” beginning on page PS-6 of the accompanying product supplement no. 34-VI and “Selected Risk Considerations” beginning on page TS-2 of this term sheet.

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus, each prospectus supplement, product supplement no. 34-VI and this term sheet if you so request by calling toll-free 866-535-9248.

You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Neither the SEC nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this term sheet or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

To the extent the information contained in footnotes (1) and (2) below differs from or conflicts with the disclosure set forth under “Use of Proceeds” in product supplement no. 34-VI, the information in the footnotes (1) and (2) below controls.

	Price to Public (1)	Fees and Commissions (2)	Proceeds to Us

Per note	$	$	$

Total	$	$	$

(1)	The price to the public includes the estimated cost of hedging our obligations under the notes through one or more of our affiliates.

(2)

In no event will the fees and commissions received by J.P. Morgan Securities Inc., which we refer to as JPMSI, which include concessions to be allowed to other dealers, exceed $60.00 per $1,000 principal amount note for any of the four (4) offerings listed above. For more detailed information about fees, commissions and concessions, please see “Supplemental Underwriting Information” on the last page of this term sheet.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan

August 28, 2008

Additional Terms Specific to Each Note Offering

This term sheet relates to four (4) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (not to a basket or index that includes another Reference Stock). You may participate in any of the four (4) note offerings or, at your election, in two or more of the offerings. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. While each note offering relates only to a single Reference Stock identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to that Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.

You should read this term sheet together with the prospectus dated December 1, 2005, as supplemented by the prospectus supplement dated October 12, 2006 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 34-VI dated February 28, 2008. This term sheet, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 34-VI, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

  Product supplement no. 34-VI dated February 28, 2008:
  http://www.sec.gov/Archives/edgar/data/19617/000089109208001279/e30509_424b2.pdf

  Prospectus supplement dated October 12, 2006:
  http://www.sec.gov/Archives/edgar/data/19617/000089109206003117/e25276_424b2.pdf

  Prospectus dated December 1, 2005:
  http://www.sec.gov/Archives/edgar/data/19617/000089109205002389/e22923_base.txt

Our Central Index Key, or CIK, on the SEC website is 19617. As used in this term sheet, the “Company,” “we,” “us” or “our” refers to JPMorgan Chase & Co.

Selected Purchase Considerations

  THE NOTES OFFER A HIGHER INTEREST RATE THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY ISSUED BY US OR AN ISSUER WITH A COMPARABLE CREDIT RATING — The notes will pay interest at an Interest Rate depending upon the applicable Reference Stock, as indicated on the cover of this term sheet. We believe that the applicable Interest Rate is higher than the yield received on debt securities of comparable maturity issued by us or an issuer with a comparable credit rating. Because the notes are our senior unsecured obligations, any interest payment or any payment at maturity is subject to our ability to pay our obligations as they become due.
  MONTHLY INTEREST PAYMENTS — The notes offer monthly interest payments at the applicable Interest Rate set forth on the cover of this term sheet. Interest will be payable monthly in arrears on the 12th calendar day of each month, except for the final interest payment, which will be payable on the Maturity Date (each such date, an “Interest Payment Date”), commencing October 12, 2008, to and including the Interest Payment Date corresponding to the Maturity Date, to the holders of record at the close of business on the date 15 calendar days prior to the applicable Interest Payment Date. If an Interest Payment Date is not a business day, payment will be made on the next business day immediately following such day, but no additional interest will accrue as a result of the delayed payment. For example, the monthly interest payment due in October 2008 shall be payable on October 14, 2008.
  THE NOTES DO NOT GUARANTEE THE RETURN OF YOUR PRINCIPAL — Your return of principal at maturity is protected if the applicable Final Share Price does not decline from the applicable Initial Share Price or the closing price of the applicable Reference Stock does not decline, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount on any day during the Monitoring Period. However, if the applicable Final Share Price declines from the applicable Initial Share Price and the closing price of the applicable Reference Stock on any day during the Monitoring Period has declined by more than the applicable Protection Amount, you could lose the entire principal amount of your notes.
  TAX TREATMENT AS A UNIT COMPRISING A PUT OPTION AND A DEPOSIT — You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 34-VI. We and you agree (in the absence of an administrative determination or judicial ruling to the contrary) to treat the notes as units comprising a Put Option and a Deposit for U.S. federal income tax purposes. We will determine the portion of each coupon payment that we will allocate to interest on the Deposit and to Put Premium, respectively, and will provide that allocation in the pricing supplement for the notes. If the notes had priced on August 27, 2008, of each coupon payment, we would have treated the percentages specified on the cover of this term sheet as interest on the Deposit and as Put Premium, respectively. The actual allocation that we will determine for the notes may differ from this hypothetical allocation, and will depend upon a variety of factors, including actual market conditions and our borrowing costs for debt instruments of comparable maturities on the Pricing Date. Assuming this characterization is respected, amounts treated as interest on the Deposit will be taxed as ordinary income while the Put Premium will not be taken into account prior to maturity or sale. However, there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt, in which case the timing and character of any income or loss on the notes could be significantly and adversely affected. In addition, on December 7, 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the notes would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the notes are the character of income or loss (including whether the Put Premium might be currently included as ordinary income) and the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice. Purchasers who are not initial purchasers of notes at the issue price should also consult their tax advisers with respect to the tax consequences of an investment in the notes, including possible alternative characterizations, as well as the allocation of the purchase price of the notes between the Deposit and the Put Option.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-1

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 34-VI dated February 28, 2008.

  YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Share Price and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Share Price by more than the applicable Protection Amount on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a predetermined number of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof). The market value of those shares of the applicable Reference Stock or the Cash Value thereof will most likely be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.
  YOUR PROTECTION MAY TERMINATE ON ANY DAY DURING THE TERM OF THE NOTES — If, on any day during the Monitoring Period, the closing price of the applicable Reference Stock declines below the applicable Initial Share Price minus the applicable Protection Amount, you will at maturity be fully exposed to any depreciation in the applicable Reference Stock. We refer to this feature as a contingent buffer. Under these circumstances, and if the applicable Final Share Price is less than the applicable Initial Share Price, you will receive at maturity a predetermined number of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof) and, consequently, you will lose 1% of the principal amount of your investment for every 1% decline in the applicable Final Share Price compared to the applicable Initial Share Price. You will be subject to this potential loss of principal even if the price of the applicable Reference Stock subsequently recovers such that the applicable Final Share Price is above its Initial Share Price minus its Protection Amount. If these notes had a non-contingent buffer feature, under the same scenario, you would have received the full principal amount of your notes plus accrued and unpaid interest at maturity. As a result, your investment in the notes may not perform as well as an investment in a security with a return that includes a non-contingent buffer.
  YOUR RETURN ON THE NOTES IS LIMITED TO THE PRINCIPAL AMOUNT PLUS ACCRUED INTEREST REGARDLESS OF ANY APPRECIATION IN THE VALUE OF THE APPLICABLE REFERENCE STOCK — Unless (i) the applicable Final Share Price is less than the applicable Initial Share Price and (ii) on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount, for each $1,000 principal amount note, you will receive $1,000 at maturity plus any accrued and unpaid interest, regardless of any appreciation in the value of the applicable Reference Stock, which may be significant. Accordingly, the return on the notes may be significantly less than the return on a direct investment in the applicable Reference Stock during the term of the notes.
  NO OWNERSHIP RIGHTS IN THE APPLICABLE REFERENCE STOCK — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.
  NO AFFILIATION WITH THE REFERENCE STOCK ISSUERS — We are not affiliated with the issuers of the Reference Stocks. We assume no responsibility for the adequacy of the information about the Reference Stock issuers contained in this term sheet or in product supplement no. 34-VI. You should make your own investigation into the Reference Stocks and their issuers. We are not responsible for the Reference Stock issuers’ public disclosure of information, whether contained in SEC filings or otherwise.
  RISKS ASSOCIATED WITH NON-U.S. SECURITIES — An investment in the notes linked to the value of non-U.S. equity securities, such as the common shares of Research In Motion Limited (“Research In Motion” and such common shares, the “common stock of Research In Motion”) which is issued by a Canadian issuer and traded on both The NASDAQ Stock Market in U.S. dollars and the Toronto Stock Exchange in Canadian dollars, involves risks associated with the home country of the issuer of the non-U.S. equity securities. The notes linked to the common stock of Research In Motion are linked to such common stock quoted and traded in U.S. dollars on The NASDAQ Stock Market, which may trade differently from such common stock, quoted and traded in Canadian dollars on the Toronto Stock Exchange. Non-U.S. companies, such as those in Canada, are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules different from those applicable to U.S. reporting companies. The prices of non-U.S. equity securities may be affected by political, economic, financial and social factors in the home country of the issuer of the non-U.S. equity securities, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such country may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such country may be subjected to different and, in some cases, more adverse economic environments.
  THE NOTES LINKED TO THE COMMON STOCK OF RESEARCH IN MOTION ARE SUBJECT TO CURRENCY EXCHANGE RATE RISK — Because the common stock of Research In Motion is quoted and traded in U.S. dollars on The NASDAQ Stock Market and in Canadian dollars on the Toronto Stock Exchange, fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will likely affect the relative value of the common stock of Research In Motion in the two different currencies and, as a result, will likely affect the market price of the common stock of Research In Motion trading on The NASDAQ Stock Market. These trading differences and currency exchange may affect the market value of the notes and whether the closing price of the common stock of Research In Motion will fall below the Protection Amount on any trading day during the Monitoring Period and whether the Final Share Price will be greater than, equal to or less than the Initial Share Price. The Canadian dollar has been subject to fluctuations against the U.S. dollar in the past, and may be subject to significant fluctuations in the future. Previous fluctuations or periods of relative stability in the exchange rate of the Canadian dollar and the U.S. dollar are not necessarily indicative of fluctuations or periods of relative stability in those rates that may occur over the term of the notes linked to the common stock of Research In Motion are linked to such common stock. The exchange rate between the Canadian dollar and the U.S. dollar is the result of the supply of, and the demand for, those currencies. Changes in the exchange rate result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in Canada and the United States, including economic and political developments in other countries. Of particular importance are rates of inflation, interest rate levels, the balance of payments and the extent of governmental surpluses or deficits in Canada and the United States, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by Canada, the United States and other jurisdictions important to international trade and finance.
  CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY — While the payment at maturity described in this term sheet is based on the full principal amount of your notes, the original issue price of the notes includes the agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates. As a result, and as a general matter, the price, if any, at which JPMSI will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you. This secondary market price will also be affected by a number of factors aside from the agent’s

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-2
  commission and hedging costs, including those referred to under “Many Economic and Market Factors Will Impact the Value of the Notes” below.
  The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
  LACK OF LIQUIDITY — The notes will not be listed on any securities exchange. JPMSI intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes.
  POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock issuers, including extending loans to, or making equity investments in, such Reference Stock issuer(s) or providing advisory services to such Reference Stock issuer(s). In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock issuers and these reports may or may not recommend that investors buy or hold the Reference Stock(s). As a prospective purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock issuer that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.
  HEDGING AND TRADING IN THE REFERENCE STOCKS — While the notes are outstanding, we or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to such Reference Stock(s). We or our affiliates may also trade in the Reference Stocks or instruments related to Reference Stock(s) from time to time. Any of these hedging or trading activities as of the Pricing Date and during the term of the notes could adversely affect our payment to you at maturity.
  MANY ECONOMIC AND MARKET FACTORS WILL INFLUENCE THE VALUE OF THE NOTES — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other and which are set out in more detail in product supplement no. 34-VI.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-3

The Reference Stocks

Public Information

All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete. See “The Reference Stock” beginning on page PS-15 of the accompanying product supplement no. 34-VI for more information.

Apple Inc. (“Apple”)

According to its publicly available filings with the SEC, Apple designs, manufactures and markets personal computers, portable digital music players and mobile communication devices and sells a variety of related software, services, peripherals and networking solutions. The common stock of Apple, no par value, is listed on The NASDAQ Stock Market, which we refer to as the Relevant Exchange for purposes of Apple in the accompanying product supplement no. 34-VI. Apple’s SEC file number is 000-10030.

Historical Information of the Common Stock of Apple

The following graph sets forth the historical performance of the common stock of Apple based on the weekly closing price (in U.S. dollars) of the common stock of Apple from January 3, 2003 through August 22, 2008. The closing price of the common stock of Apple on August 27, 2008 was $174.67. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Apple has experienced significant fluctuations. The historical performance of the common stock of Apple should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Apple during the term of the notes. We cannot give you assurance that the performance of the common stock of Apple will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Apple will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Apple.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-4

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Apple

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Apple, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$175.00	• the Protection Amount (in U.S. dollars):	$61.25
• the Interest Rate:	10.75% per annum	• the Protection Amount:	35.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**

$175.00	100%	$350.00	200%	$1,000.00	$1,000.00

$87.50	50%	$183.75	105%	$1,000.00	$1,000.00

$175.00	100%	$175.00	100%	$1,000.00	$1,000.00

$113.75	65%	$113.75	65%	$1,000.00	$1,000.00

$87.50	50%	$166.25	95%	5 shares of the Reference Stock or the Cash Value thereof	$950.00

$87.50	50%	$87.50	50%	5 shares of the Reference Stock or the Cash Value thereof	$500.00

$43.75	25%	$43.75	25%	5 shares of the Reference Stock or the Cash Value thereof	$250.00

$0.00	0%	$0.00	0%	5 shares of the Reference Stock or the Cash Value thereof	$0.00

**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $87.50 but the Final Share Price is $183.75. Because the Final Share Price of $183.75 is greater than the Initial Share Price of $175.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $87.50 and the Final Share Price is $166.25. Because the Final Share Price of $166.25 is less than the Initial Share Price of $175.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $166.25, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $87.50, a decline of more than the Protection Amount. Because the Final Share Price of $87.50 is less than the Initial Share Price of $175.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $87.50, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $113.75 is less than the Initial Share Price of $175.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $113.75 is less than the Initial Share Price of $175.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $107.50 over the term of the notes. If we had priced the notes on August 27, 2008, you would have received 5 shares of the Reference Stock or, at our election, the Cash Value thereof, at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the Pricing Date.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-5

Peabody Energy Corporation (“Peabody Energy”)

According to its publicly available filings with the SEC, Peabody Energy is one of the largest private sector coal companies in the world, with a variety of interests in active coal operations located throughout major U.S. coal producing regions and internationally. The common stock of Peabody Energy, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Peabody Energy in the accompanying product supplement no. 34-VI. Peabody Energy’s SEC file number is 001-16463.

Historical Information of the Common Stock of Peabody Energy

The following graph sets forth the historical performance of the common stock of Peabody Energy based on the weekly closing price (in U.S. dollars) of the common stock of Peabody Energy from January 3, 2003 through August 22, 2008. The closing price of the common stock of Peabody Energy on August 27, 2008 was $65.21. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Peabody Energy has experienced significant fluctuations. The historical performance of the common stock of Peabody Energy should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Peabody Energy during the term of the notes. We cannot give you assurance that the performance of the common stock of Peabody Energy will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Peabody Energy will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Peabody Energy.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-6

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Peabody Energy

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Peabody Energy, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$65.00	• the Protection Amount (in U.S. dollars):	$32.50
• the Interest Rate:	11.00% per annum	• the Protection Amount:	50.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**

$65.00	100%	$130.00	200%	$1,000.00	$1,000.00

$26.00	40%	$68.25	105%	$1,000.00	$1,000.00

$65.00	100%	$65.00	100%	$1,000.00	$1,000.00

$32.50	50%	$32.50	50%	$1,000.00	$1,000.00

$26.00	40%	$61.75	95%	15 shares of the Reference Stock or the Cash Value thereof	$950.00

$26.00	40%	$26.00	40%	15 shares of the Reference Stock or the Cash Value thereof	$400.00

$16.25	25%	$16.25	25%	15 shares of the Reference Stock or the Cash Value thereof	$250.00

$0.00	0%	$0.00	0%	15 shares of the Reference Stock or the Cash Value thereof	$0.00

**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $26.00 but the Final Share Price is $68.25. Because the Final Share Price of $68.25 is greater than the Initial Share Price of $65.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $26.00 and the Final Share Price is $61.75. Because the Final Share Price of $61.75 is less than the Initial Share Price of $65.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $61.75, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $26.00, a decline of more than the Protection Amount. Because the Final Share Price of $26.00 is less than the Initial Share Price of $65.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $26.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $400.00.

Example 4: The Final Share Price of $32.50 is less than the Initial Share Price of $65.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $32.50 is less than the Initial Share Price of $65.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $110.00 over the term of the notes. If we had priced the notes on August 27, 2008, you would have received 15 shares of the Reference Stock or, at our election, the Cash Value thereof, at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the Pricing Date.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-7

The Goldman Sachs Group, Inc. (“Goldman Sachs”)

According to its publicly available filings with the SEC, Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. The common stock of Goldman Sachs, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Goldman Sachs in the accompanying product supplement no. 34-VI. Goldman Sachs’s SEC file number is 001-14965.

Historical Information of the Common Stock of Goldman Sachs

The following graph sets forth the historical performance of the common stock of Goldman Sachs based on the weekly closing price (in U.S. dollars) of the common stock of Goldman Sachs from January 3, 2003 through August 22, 2008. The closing price of the common stock of Goldman Sachs on August 27, 2008 was $155.48. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Goldman Sachs has experienced significant fluctuations. The historical performance of the common stock of Goldman Sachs should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Goldman Sachs during the term of the notes. We cannot give you assurance that the performance of the common stock of Goldman Sachs will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Goldman Sachs will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Goldman Sachs.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-8

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Goldman Sachs

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Goldman Sachs, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$155.00	• the Protection Amount (in U.S. dollars):	$62.00
• the Interest Rate:	10.00% per annum	• the Protection Amount:	40.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**

$155.00	100%	$310.00	200%	$1,000.00	$1,000.00

$77.50	50%	$162.75	105%	$1,000.00	$1,000.00

$155.00	100%	$155.00	100%	$1,000.00	$1,000.00

$93.00	60%	$93.00	60%	$1,000.00	$1,000.00

$77.50	50%	$147.25	95%	6 shares of the Reference Stock or the Cash Value thereof	$950.00

$77.50	50%	$77.50	50%	6 shares of the Reference Stock or the Cash Value thereof	$500.00

$38.75	25%	$38.75	25%	6 shares of the Reference Stock or the Cash Value thereof	$250.00

$0.00	0%	$0.00	0%	6 shares of the Reference Stock or the Cash Value thereof	$0.00

**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $77.50 but the Final Share Price is $162.75. Because the Final Share Price of $162.75 is greater than the Initial Share Price of $155.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $77.50 and the Final Share Price is $147.25. Because the Final Share Price of $147.25 is less than the Initial Share Price of $155.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $147.25, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $77.50, a decline of more than the Protection Amount. Because the Final Share Price of $77.50 is less than the Initial Share Price of $155.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $77.50, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $93.00 is less than the Initial Share Price of $155.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $93.00 is less than the Initial Share Price of $155.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $100.00 over the term of the notes. If we had priced the notes on August 27, 2008, you would have received 6 shares of the Reference Stock or, at our election, the Cash Value thereof, at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the Pricing Date.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-9

Research In Motion Limited (“Research In Motion”)

According to its publicly available filings with the SEC, Research In Motion, a Canadian company, is a leading designer, manufacturer and marketer of wireless solutions for the worldwide mobile communications market. Research In Motion’s primary product offering is the BlackBerry® wireless solution, comprised of wireless devices, software and services. The common shares of Research In Motion, no par value (which we refer to as “the common stock of Research In Motion”), are listed on The NASDAQ Stock Market, which we refer to as the Relevant Exchange for purposes of Research In Motion in the accompanying product supplement no. 34-VI. Research In Motion’s SEC file number is 000-29898.

Historical Information of the Common Stock of Research In Motion

The following graph sets forth the historical performance of the common stock of Research In Motion based on the weekly closing price (in U.S. dollars) of the common stock of Research In Motion from January 3, 2003 through August 22, 2008. The closing price of the common stock of Research In Motion on August 27, 2008 was $128.22. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Research In Motion has experienced significant fluctuations. The historical performance of the common stock of Research In Motion should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Research In Motion during the term of the notes. We cannot give you assurance that the performance of the common stock of Research In Motion will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Research In Motion will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Research In Motion.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-10

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Research In Motion

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Research In Motion, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$128.00	• the Protection Amount (in U.S. dollars):	$64.00
• the Interest Rate:	10.10% per annum	• the Protection Amount:	50.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**

$128.00	100%	$256.00	200%	$1,000.00	$1,000.00

$51.20	40%	$134.40	105%	$1,000.00	$1,000.00

$128.00	100%	$128.00	100%	$1,000.00	$1,000.00

$64.00	50%	$64.00	50%	$1,000.00	$1,000.00

$51.20	40%	$121.60	95%	7 shares of the Reference Stock or the Cash Value thereof	$950.00

$51.20	40%	$51.20	40%	7 shares of the Reference Stock or the Cash Value thereof	$400.00

$32.00	25%	$32.00	25%	7 shares of the Reference Stock or the Cash Value thereof	$250.00

$0.00	0%	$0.00	0%	7 shares of the Reference Stock or the Cash Value thereof	$0.00

**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $51.20 but the Final Share Price is $134.40. Because the Final Share Price of $134.40 is greater than the Initial Share Price of $128.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $51.20 and the Final Share Price is $121.60. Because the Final Share Price of $121.60 is less than the Initial Share Price of $128.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $121.60, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $51.20, a decline of more than the Protection Amount. Because the Final Share Price of $51.20 is less than the Initial Share Price of $128.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $51.20, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $400.00.

Example 4: The Final Share Price of $64.00 is less than the Initial Share Price of $128.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $64.00 is less than the Initial Share Price of $128.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $101.00 over the term of the notes. If we had priced the notes on August 27, 2008, you would have received 7 shares of the Reference Stock or, at our election, the Cash Value thereof, at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the Pricing Date.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-11

Supplemental Underwriting Information

If the notes linked to the common stock of Apple priced today, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $45.00 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $32.50 per $1,000 principal amount note. This commission will include the projected profits that our affiliates expect to realize in consideration for assuming risks inherent in hedging our obligations under the notes. The concessions of approximately $32.50 include concessions to be allowed to selling dealers and concessions to be allowed to any arranging dealer. The actual commission received by JPMSI may be more or less than $45.00 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMSI exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of Peabody Energy priced today, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $51.19 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $35.59 per $1,000 principal amount note. This commission will include the projected profits that our affiliates expect to realize in consideration for assuming risks inherent in hedging our obligations under the notes. The concessions of approximately $35.59 include concessions to be allowed to selling dealers and concessions to be allowed to any arranging dealer. The actual commission received by JPMSI may be more or less than $51.19 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMSI exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of Goldman Sachs priced today, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $46.30 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $33.15 per $1,000 principal amount note. This commission will include the projected profits that our affiliates expect to realize in consideration for assuming risks inherent in hedging our obligations under the notes. The concessions of approximately $33.15 include concessions to be allowed to selling dealers and concessions to be allowed to any arranging dealer. The actual commission received by JPMSI may be more or less than $46.30 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMSI exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of Research In Motion priced today, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $46.96 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $33.48 per $1,000 principal amount note. This commission will include the projected profits that our affiliates expect to realize in consideration for assuming risks inherent in hedging our obligations under the notes. The concessions of approximately $33.48 include concessions to be allowed to selling dealers and concessions to be allowed to any arranging dealer. The actual commission received by JPMSI may be more or less than $46.96 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMSI exceed $60.00 per $1,000 principal amount note.

The total aggregate principal amount of any series of notes being offered by this term sheet may not be purchased by investors in the applicable offering. Under these circumstances, JPMSI will retain the unsold portion of the applicable offering and has agreed to hold such notes for investment for a period of at least 30 days. The unsold portion of any series of notes will not exceed 15% of the aggregate principal amount of those notes. Any unsold portion may affect the supply of applicable notes available for secondary trading and, therefore, could adversely affect the price of the applicable notes in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

See “Underwriting” beginning on page PS-34 of the accompanying product supplement no. 34-VI.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-12